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                                                                   EXHIBIT 10.49


                          SECOND AMENDMENT TO RESTATED
                             SHAREHOLDERS AGREEMENT
                                       OF
                                  WEBMD, INC.



     THIS SECOND AMENDMENT, made and entered into as of the 24th day of August, 1998 by and among WebMD, Inc., a Georgia corporation, formerly known as Endeavor Technologies, Inc. (the "Company"); HBO & Company of Georgia, a Delaware corporation (the "Purchaser"); and Jeffrey T. Arnold, Jouko J. Rissanen, Lucius
E. Burch, III, Robert A. Frist and Premiere Technologies, Inc. (collectively with the Purchaser, the "Shareholders").


                              W I T N E S S E T H:

     WHEREAS, the Company and certain shareholders of the Company are parties to a certain Restated Shareholders Agreement of the Company dated October 18, 1996, as amended by that certain First Amendment to Restated Shareholders Agreement of Endeavor Technologies, Inc., dated December 15, 1997 (as amended, the "Restated Shareholders Agreement"), pursuant to which such shareholders set forth the terms and conditions pursuant to which the Company would be organized and the business of the Company would be operated;

     WHEREAS, the Company desires to sell, and the Purchaser desires to acquire, six hundred sixty-seven thousand (667,000) shares (the "Purchased Shares") of Series A Preferred Stock of the Company (the "Preferred Stock") pursuant to the terms and conditions of a certain Investment Agreement dated August 24, 1998 by and between the Company and the Purchaser (the "Investment Agreement");

     WHEREAS, it is a condition to the Purchaser's obligation to invest in the Company pursuant to the terms of the Investment Agreement that certain of the Shareholders amend the Restated Shareholders Agreement to provide the Purchaser with certain rights of first refusal regarding any series of the common stock of the Company owned by them or issuable to them upon exercise of options held by them;

     WHEREAS, the Restated Shareholders Agreement provides that it may be amended or modified only by a written instrument executed by parties thereto holding both (i) a majority of the issued and outstanding shares of Common Stock, without series designation, of the Company and (ii) a majority of issued and outstanding "Participating Securities" (as defined in the Restated Shareholders Agreement), without prior notice to the other Shareholders; and

     WHEREAS, the parties signatory hereto represent the requisite number of shares necessary to effect an amendment to the Restated Shareholders Agreement, which is amended by virtue of this Second Amendment.

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          NOW, THEREFORE, to induce the Purchaser to enter into the Investment
Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

          1.  Addition of the Purchaser. The parties hereto agree that this
              --------------------------
Second Amendment shall constitute an amendment to the Restated Shareholders Agreement such that Purchaser shall be deemed to be a party to such agreement, but only for purposes of Section 5.3 (Right of First Refusal) thereof and that
                                      ----------------------
such agreement is hereby amended to permit the same, with the Purchaser being deemed a "Participating Shareholder," a "Shareholder" and the holder of "Equity Securities" (each as defined in the Restated Shareholders Agreement) and being entitled to all rights and benefits provided for therein; provided that such
Section 5.3 shall not be applicable to a sale or proposed sale by Purchaser of Preferred Stock.

          2.  Definition of Corporation. Section 1.13 of the Restated
              -------------------------
Shareholders Agreement shall be deleted in its entirety and replaced with the following:

              1.13 "CORPORATION" shall mean WebMD, Inc., a Georgia corporation, formerly known as Endeavor Technologies, Inc.

          3.  Definition of Equity Securities.  Section 1.17 of the Restated
              -------------------------------
Shareholders Agreement shall be deleted in its entirety and replaced with the following:

              1.17 "EQUITY SECURITIES" shall mean any capital stock of the Corporation or any securities convertible into, or exercisable or exchangeable for, capital stock of the Corporation, currently outstanding or issued in the future, including, without limitation, the Common Stock and the Series B, Series C, Series D and Series E Common Stock and the Series A Preferred Stock of the Corporation and any options or warrants to acquire any of the foregoing.

          4.  Definition of Common Stock.
              --------------------------

          (a) Section 1.38 of the Restated Shareholders Agreement shall be deleted in its entirety and replaced with the following:

          1.38 "COMMON STOCK" shall mean the Common Stock, without series designation, of the Corporation.

          (b) All references to "Series A Common Stock" shall be replaced with "Common Stock" in the Restated Shareholders Agreement, the reference to "Common Stock" in Section 5.3(d) of the Related Shareholders Agreement shall be changed to refer to "Series D Common Stock," and the references in Section 6.1 of the Restated Shareholders Agreement to "Common Stock" shall be changed to refer to "Equity Securities."

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          5.   Calculation of Offer Percentage.  The last two sentences of
               -------------------------------
Section 5.3(a) of the Restated Shareholders Agreement shall be deleted in their entirety and replaced with the following:

          Following receipt of the Corporation Notice, each Non-Selling Shareholder shall have a period of 30 days to elect to purchase a portion of such Equity Securities which the Corporation has not elected to purchase equal to the product of (i) the number of Equity Securities subject to such Offer Notice multiplied by (ii) a fraction (the "First Refusal Offer Fraction"), the numerator of which is the total number of Equity Securities (which shall mean, in the case of Equity Securities that are convertible into, or exercisable or exchangeable for, shares of Common Stock the number of shares of Common Stock into or for which such Equity Securities are convertible, exercisable or exchangeable) held by such Non-Selling Shareholder on the date of the Offer Notice, and the denominator of which is the total number of Equity Securities (which shall mean, in the case of Equity Securities that are convertible into, or exercisable or exchangeable for, Shares of Common Stock the number of shares of Common Stock into or for which such Equity Securities are convertible, exercisable or exchangeable) held by all Non-Selling Shareholders on such date (the "Offer Percentage"), for such consideration and upon such terms and conditions as are described in the Offer Notice; provided, however, that any Offer Notice issued with respect to
          --------  -------
          Series C Common Stock prior to October 18, 1998 shall be governed by paragraph (c) below.

          6.   Amendment of Restated Shareholders Agreement.  Section 7.16 of
               --------------------------------------------
the Restated Shareholders Agreement shall be amended by adding the following to the end of such section:

          Notwithstanding the foregoing, no amendment hereto that adversely affects the rights of HBO & Company of Georgia, a Delaware corporation ("HBOC"), shall be effective unless the written instrument evidencing such amendment is executed by HBOC.

          7.   Amendment.  Except to the extent expressly amended by the terms
               ---------
of this Second Amendment, all terms and conditions of the Restated Shareholders Agreement shall remain in full force and effect in accordance with these terms. This Second Amendment may be amended, supplemented or otherwise modified only by written instrument executed by the parties hereto.

          8.   Governing Law.  This Second Amendment shall be construed in
               -------------
accordance with the laws of the State of Georgia, without reference to its principles regarding conflicts of laws.

          9.   Counterparts.  This Second Amendment may be executed in any
               ------------
number of counterparts, each of which shall constitute one agreement, binding on the parties hereto.

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          IN WITNESS WHEREOF, the parties have executed or caused to be executed this Second Amendment as of the day and year first written above.

                              WEBMD, INC.


                              By: /s/ Jeffrey T. Arnold
                                  ---------------------------------------
                                Jeffrey T. Arnold
                                Chairman and Chief Executive Officer



                              HBO & COMPANY OF GEORGIA


                              By: /s/ Russell G. Overton
                                  ---------------------------------------
                                Russell G. Overton
                                Senior Vice President
                                Corporate Planning and
                                Business Development


                               /s/ Jeffrey T. Arnold
                              -------------------------------------------
                              JEFFREY T. ARNOLD



                              FINN PARTNERS


                              By: /s/ Jouko J. Rissanen
                                 ----------------------------------------
                                Name:  Jouko J. Rissanen
                                Title:  General Partner



                              ___________________________________________
                              LUCIUS E. BURCH, III


                              ___________________________________________
                              ROBERT A. FRIST

                                       4
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                              PREMIERE TECHNOLOGIES, INC.


                              By: /s/ Jeffrey A. Allred
                                 -------------------------------------------
                                Name:  Jeffrey A. Allred
                                Title: Executive Vice President of Strategic
                                       Development


                                       5